UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2018

CERECOR INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Exchange

On December 27, 2018, Cerecor Inc. (the “Company”) exchanged a common stock warrant issued on April 27, 2017 to Armistice Capital Master Fund Ltd. (“Armistice”), a significant stockholder of the Company, for the purchase of up to 14,285,714 shares of the Company’s common stock with an exercise price of $0.40 per share for a warrant (the “Exchanged Warrant”) to purchase up to 2,857,143 shares of the Company’s newly designated Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) with an exercise price of $2.00 per share.  The terms, including the economic terms, of the Exchanged Warrant and the prior common stock warrant are identical other than the stock underlying each warrant.

Securities Purchase Agreement

Also on December 27, 2018, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Armistice pursuant to which the Company issued warrants to purchase 4,000,000 shares of common stock of the Company with a term of 5-1/2 years and an exercise price of $12.50 per share (the “New Warrant”).  In exchange for issuing the New Warrant, Armistice agreed to early exercise of the Exchanged Warrant and acquired an aggregate of 2,857,143 shares of the Series B Preferred Stock and paid the Company approximately $5.7 million for such shares. The Company intends to use the proceeds for general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties of the Company and the Buyer.

No placement agent or underwriter was involved in the offering.

The New Warrant was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. The New Warrant or the shares of Common Stock underlying the New Warrant may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyer, dated December 27, 2018 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement registering for resale the shares of common stock underlying the New Warrant. The Company has agreed to file such registration statement within 30 days of the Closing Date (as defined in the Securities Purchase Agreement).

The foregoing descriptions of the Exchanged Warrant, the New Warrant, the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Exchanged Warrant, the New Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of our Common Stock or any other securities of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 26, 2017, we filed a Certificate of Designation for the Series B Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series B Preferred Stock.  The Preferred Stock converts to shares of common stock on a 1 for 5 ratio and holds no voting rights.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designation of Series B Non-Voting Convertible Preferred Stock is not complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of Cerecor Inc., filed with the Delaware Secretary of State on December 26, 2018.

4.1	Exchanged Warrant issued to Armistice Capital Master Fund Ltd. on December 27, 2018.

4.2	New Warrant issued to Armistice Capital Master Fund Ltd. on December 27, 2018.

10.1	Securities Purchase Agreement, dated December 27, 2018, between Cerecor Inc. and Armistice Capital Master Fund Ltd.

10.2	Registration Rights Agreement, dated December 27, 2018, between Cerecor Inc. and Armistice Capital Master Fund Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: December 27, 2018	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer